Exhibit 99.3

CONSULTING AGREEMENT

Between ARROW RESOURCES DEVELOPMENT, INC.

&

P.T. EUCALYPTUS ALAM LESTARI

This Consulting Agreement (herein the Agreement) is entered into this 14th day of APRIL 2006 by and between P.T. Eucalyptus Alam Lestari (herein “the Company”) and Arrow Resources Development, Inc. or its assignee (herein “the “Consultant” or “Consultants”).

RECITALS

The Consultants, through considerable experience, time and effort, have created and developed a system for providing financial consultancy services (“the Services”) to private and public companies.

The Company desires to obtain the Services of the Consultants and on the basis of previous telephone conversations and meetings between the Company and the Consultants as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultants describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultants are willing to provide such Services to the Company.

Now, therefore, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultants hereby agree as follows:

I.	ENGAGEMENT

The Company hereby engages and retains the Consultants as Business Consultants/Financial advisors for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultants hereby accept such appointment on the terms and subject to the conditions hereinafter set forth and agree to use their best efforts in providing such Services.

II.	INDEPENDENT CONTRACTOR

A. The Consultants are, and in all respects are deemed to be, independent contractors in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

B. The Consultants will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of the Company, and the Consultants will have no power to enter into any agreement on behalf of or otherwise bind the Company.

C. The Consultant will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion, may elect. The Consultant is not a registered broker dealer or an associated person as such, and does not purport to act in all capacities requiring registration as a broker dealer or associated person.

D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultants during the term of this agreement will conflict with the Consultants’ obligations under this Agreement or be adverse to the Company’s interests during the term of this Agreement.

III.	SERVICES

The Consultants agree to provide the following, hereafter collectively referred to as the “Services”:

A. Advise the Company and/or any of its affiliates, associates, or principals in any and all matters related to the all forms of structured corporate finance, financial administration, corporate management practice, marketing and distribution and infrastructure development. Advise the Company and/or any of its affiliates, associates, or co-brokers in its efforts to obtain financing in increments aggregating to as much as Two Hundred million ($200,000,000) dollars in any form or structure acceptable to the Company with “Best Efforts” terms from an accepted financial entity. The Consultant will act as exclusive agent for identifying debt and/or equity investors for the duration of this agreement and any successors of this agreement.

B. Best Efforts. The Consultants will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

C. The Consultants are not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultants include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. The Consultants cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company’s needs, the Consultants will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction are subject to acceptance of the terms and conditions by the Company.

D. In conjunction with the Services, the Consultant agrees to:

1.	Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation (“Documentation”) as is necessary, in the opinion of the Consultants, to properly present the Company to other entities and individuals that could be of benefit to the Company.

2.	Make itself available for telephone conferences with the principle financial sales and/or operating officer(s) of the Company during normal business hours.

3.	Advise the Company’s management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

4.	Advise the Company’s management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

5.	Advise the Company regarding company operations, staffing, strategy, and other issues related to increasing shareholder value as it may reasonably request, consistent with the provisions of this Agreement.

E. It is understood that the Consultant will, if required, produce and provide a business plan (including due-diligence material) based on the business concepts, research material, background material and financial material supplied by Company. The Consultant will conduct an extensive due diligence on this material and advise the Company as to any other material required for the completion of the transactions contemplated in this agreement.

F. The Consultant will furnish all personnel, materials, equipment, office space and services as are necessary for the proper performance of its duties hereunder. An annual fee (payable quarterly) equal to ten (10%) percent of the gross revenue of the Company, (by wire transfer or certified check) payable commencing upon execution of this agreement between the Consultant and the Company.

IV.	EXPENSES

The Company agrees that:

A. The Company will be responsible for the Consultants’ expenses related to services and consultancy to the Company. Normal and reasonable out-of-pocket expenses include but are not limited to: accounting, printing, long distance communication, express mail, outside other consultants, etc., and other costs involved in the execution of this Agreement. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs more than $1,000 (one thousand dollars) from the Company.

B. Travel, including: airfare (business class), hotel lodging and meals, transportation, etc. will be the responsibility of the Company. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs more than $1,000 (one thousand dollars) from the Company.

C. The Company will designate counsel to prepare the appropriate documents with regard to the terms of any and all financial transactions. The Company is responsible for any and all reasonable expenses associated with any and all financial transactions.

V.	COMPENSATION

If, at any time during the term of this Agreement and for a period of three years following the termination of this agreement, the Company completes any transaction which includes, but is not limited to; any equity or debt financing, merges with or acquires assets involving either public or private companies or any other property from any of the entities, affiliations or persons, its employees or former employees, agents, representatives, advisors, or consultants introduced to the Company by the Consultant, the Company agrees to:

Equity Placement(s)

A.	Pay the Consultants a cash “transaction fee(s)” equal to ten percent (10%), upon closing, based on any and all proceeds from any and all transaction referred to in this agreement, for all forms of equity financing which includes, but is not limited to the sale of common stock, preferred stock, options or contingent or convertible securities to acquire or sell common stock any form of a convertible debenture, any other evidence of ownership of the Company or any affiliate whether existing or hereafter formed or any form of private placement and all other investment structures considered equity investments. These fees are due and payable upon closing of any and all transactions contemplated and completed under this agreement. The Company further agrees to execute any and all documents or instruction’s necessary directing the funding source(s) to pay the Consultant’s fee(s) directly from the proceeds of the funding; and

B.	When applicable, issue to the Consultant three (3) year warrants (identical to the investors’, if applicable) to purchase a total often percent (10%) of the total number of shares purchased by the investors. The Consultant may exercise these warrants at a price equal to the price paid by the investor or investor group). These warrants are to be delivered with an option for cashless exercise, fully accountable and non assessable form. The Consultants’ warrants will carry unlimited “piggyback” registration rights to any subsequent registration by the Company.

Debt or Credit facilities

A	The cash “transaction fees” are equal to three percent (3%) computed on the gross amount of any debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by the Company. These fees are due and payable upon closing of any and all transactions contemplated and completed under this agreement; and

B	If required by applicable law, or at the election of the Consultant, the fees deemed to have been earned by the Consultant will be paid in a timely manner to a placement agent selected exclusively by the Consultant.

C	This consulting fee is applicable on a transaction-by-transaction basis. Monies due to the Consultant incident to the transaction(s) described herein will be paid or conveyed to them upon the closing of any transaction. The fees described herein constitute the entire fee due to the Consultant. The Company further agrees to execute any and all documents or instruction’s necessary directing the funding source(s) to pay the Consultant’s fee(s) directly from the proceeds of the funding.

D	In the event that any debt placement or credit facility is converted to any form of equity, then the Consultant shall be entitled to the equity fees described in this agreement. The Company shall receive credit, to be deducted from these equity fees, for any and all fees paid for the debt placement or credit facilities.

Human Resource Acquisition

The Company agrees to pay the Consultant a cash fee equal to fifteen percent (15%) of the annual salary for any and all new employees introduced by the Consultant and hired by the Company. This fee is payable after any and all new employees introduced by the Consultant have been employed by the Company for 90 days.

MISCELLANEOUS PROVISIONS RELATED TO COMPENSATION:

Definitions. For the purposes of this section: a transaction shall include any single transaction, or- series, or combination of transactions involving the company and any or all of the elements described in this agreement. A completed transaction shall be defined to include but not be limited to; any letter of intent or understanding or any memorandum of understanding or any other form of agreement that binds both parties.

This schedule of fees listed above is subject to the terms and conditions listed below. These terms and conditions are applicable to any and all transactions contemplated and/or completed under this agreement.

The various transactions contemplated in this agreement or to be considered independent transactions and the fees described above shall be considered earned on a transaction-by-transaction basis. These transactions are in no way contingent upon one another. Obligations, transactions, introductions and sales agreements/contracts that have been consummated will continue for the duration of their respective contract, etc.

A.	The Company agrees that, at the option of the Consultant, that any and all transactions will be conducted through an escrow account to be established by the Consultant. The Company further agrees that any and all legal fees associated with the escrow will be deducted from the proceeds on any and all transactions. These legal fees are subject to the Company’s advance written approval and consent

B.	If required by applicable law, or at the election of the Consultant, the fees deemed to have been earned by the Consultant will be paid to any and all placement agents selected exclusively by the Consultant.

VI.	REPRESENTATIONS, WARRANTIES AND COVENANTS

A. Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or the Consultants are a party or by which either entity may be bound or affected.

B. Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by the Consultants to the Company, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or any addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. The Company understands and acknowledges that its obligations under this Non-Circumvention Agreement are for the benefit of the Consultant and its successors and assigns, and that the Consultant’s failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege hereunder operate as a waiver.

C. Timely Appraisals. The Company shall keep the Consultants up to date and appraised of all business market and legal developments related to the Company and its operations and management.

1.	Accordingly, the Company shall use its best efforts to provide the Consultants with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.

2.	The Company shall use its best efforts to promptly notify the Consultants of the threat or filing of any suit, arbitration or administrative action,

injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultants or at the Consultants option to the Consultants counsel.

3.	The Company shall use its best efforts to also provide directly to the Consultants current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by the Consultants from time to time.

4.	The Consultants shall use its best efforts to keep all documents and information confidential as described in the section below titled, “CONFIDENTIAL DATA.”

D. Corporate Authority. Both the Company and the Consultants have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

F. The Company will cooperate with the Consultants, and will promptly provide the Consultants with all pertinent materials and requested information in order for the Consultants to perform their Services pursuant to this Agreement.

G. The Company also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by the Escrow Agent, the Consultant, or such other parties related to the obtaining of capital for the Company on such terms as may be acceptable to the Company and the Consultant.

H. Until termination of the engagement, the Company will notify the Consultants promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.

VII.	TERM AND TERMINATION

A. This Agreement shall be effective upon its execution and shall remain in effect for ninety-nine (99) years.

B. In no event shall any termination be effective until the expiration of at least ten (10) years after the signing of this agreement. After ten (10) years from the date hereof, the Company or the Consultants shall have the right to request the terminating of this engagement by furnishing the other party with written notice requesting such termination, which must be approved by the party receiving the request.

C. Termination of this agreement shall not, in any way affect the right of the

Consultant to receive, as a result of its services rendered, transactions consummated and introductions made; its fees, securities or warrants on any and all transactions which result in the Company receiving financing or other benefits hereunder.

VIII.	CONFIDENTIAL DATA

A. The Consultants shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultants as a result of its engagement hereunder, unless authorized, in writing by the Company.

B. The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Consultants, obtained by the Company as a result of its engagement hereunder, unless authorized, in writing, by the Consultants.

C. The Consultants shall not be required in the performance of its duties to divulge to the Company or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of the Company) which the Consultants may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.

IX.	OTHER MATERIAL TERMS AND CONDITIONS:

A. Indemnity. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

B. Additional Instruments. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

C. Entire Agreement. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

D. Laws of the State of New York. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of New York County, New York; or the United States District Court for the District of New York, New York, and further agree and consent that personal service or process in any such action or proceeding outside of the State of New York and New York County shall be tantamount to service in person within New York County, New York and shall confer personal jurisdiction and venue upon either of said Courts.

E. Assignments. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of the Consultants, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Consultants may not assign or delegate its obligations and rights under this Agreement without consent of the Company, in the Company’s sole discretion.

F. Originals. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

G. Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

H. Notices. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

I. Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

J. Arbitration. Notwithstanding any other provision hereof, any and all disputes, controversies and claims arising out of or relating to this Agreement, or with respect to the interpretation of this Agreement, or the rights or obligations of the parties shall be settled and determined by Arbitration in New York NY pursuant to the then existing rules of the American Arbitration Association for commercial arbitration. The arbitration shall be final and binding upon the parties and judgment thereof may be entered in the courts of the State of New York and the United States Federal Courts in said state, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered.

K. Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Company and the Consultants hereby agree, consent and acknowledge that, in the event of the failure by the Company to pay the consideration to the Consultants, or in the event of a breach of any other material term, the Consultants will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of New York County, State of New York, or the United States District Court for the District of New York without the necessity of proving damages and without prejudice to any other remedies which the Consultants may have at Law, or in equity. For the purposes of this Agreement, the Company hereby agrees and consents that upon a material breach of this Agreement (as determined by a Court of Competent Jurisdiction) as aforesaid, in addition to any other legal and/or equitable remedies the Consultants may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to motion the court obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting the Company from circumventing the express written intent of the parties as enumerated in this Agreement.

L. Attorneys Fees. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

M. Public Notices. Any public notice, press release or any type of dissemination of information regarding the Closing of any transaction covered in this agreement shall include a statement to the effect that “Arrow Resources Development, Inc.” acted as a consultant in the matter referenced.

APPROVED AND AGREED:

The Company:

P.T. Eucalyptus Alam Lestari
JI. H.R. Rasuna Said Kav B-5
Jakarta 12910 - Indonesia
Tel: (62-21) 521 0575,76,77
Fax: (62-21) 521 0574

/s/ Hans Karendeng 4/14/2006
Hans Karendeng Dated
Chairman

The Consultant:

Arrow Resources Development, Inc.
Carnegie Hall Tower
152 West 57th Street, 27th Floor
New York, NY 10019
Tel. (212) 262-2300
Fax (212) 247-4321

Peter John Frugone Dated
CEO